Exhibit 99.1

Press Release

Mattel Announces Roger Lynch as Chairman and Chief Executive Officer Succeeding Ynon Kreiz

EL SEGUNDO, Calif., September 30, 2026 – The Board of Directors of Mattel, Inc. (NASDAQ: MAT) today announced the appointment of Roger Lynch, current Board member and Independent Lead Director, as Chairman effective October 2, 2026, and Chief Executive Officer effective on or before November 2, 2026. He succeeds Ynon Kreiz, who will step down as Chairman and Chief Executive Officer effective October 2, 2026, to take a senior leadership position at another public company. The Board has appointed current Mattel Board member Diana Ferguson as its new Independent Lead Director.

Mr. Lynch has served as a member of Mattel’s Board since 2018 and brings extensive leadership experience spanning media, technology, and consumer businesses. He has served as Chief Executive Officer of Condé Nast since 2019, where he has led the global media company and its portfolio of influential brands through a period of significant change. Under Lynch’s leadership, the company unified global operations and expanded and tailored IP monetization opportunities for its brands, driving significant and consistent profit growth since 2020. Throughout his career, which has included CEO roles at Pandora, Sling, Video Networks International, and Chello Broadband. Mr. Lynch has built and scaled global consumer businesses at the intersection of media and technology, with deep experience navigating shifts in industry dynamics across content, distribution, and consumer behavior.

The appointment of Mr. Lynch follows a comprehensive succession planning process. Board member Judy Olian, who has led the succession process, said: “Roger is a visionary leader with a track record of growing global companies at the forefront of changing industry and consumer trends. Throughout his service on the Board, Roger has been an invaluable contributor to shaping the company’s direction in the midst of its expansion into entertainment and digital products. The Board is most grateful for Ynon’s eight years of transformational leadership, and wishes him every success in his new role. Ynon leaves an invaluable legacy of transitioning Mattel from a toy manufacturer to a leading IP-driven play and family entertainment company. Knowing Roger as we do, we are confident that he and the talented Mattel team will build on that powerful foundation, and continue to advance our strategy to leverage our iconic brand portfolio.”

Lynch said: “I am honored by the Board’s confidence in me and couldn’t be more excited to lead the incredible team at Mattel. Throughout my years on the Board, I have admired Mattel’s brands, its talented people, and unique culture. I am especially grateful to Ynon for his many years of outstanding leadership and service to the company. During his tenure, Mattel has leveraged the power of its world-class brands, attracted exceptional entertainment partners, and strengthened its balance sheet. The company is well positioned for its next phase of profitable growth and its exciting new chapter.”

Kreiz said: “It has been a privilege to lead Mattel, with a global team dedicated to its mission and purpose, and I am proud of all we have achieved together. Mattel is in a position of strength, with a world-class brand portfolio, product offering, and global capabilities. I am grateful to the Board, management team, and entire Mattel organization for their commitment and collaboration during the past eight years, and I have every confidence the company will continue to thrive under Roger’s leadership.”

During Mr. Kreiz’s tenure, Mattel has strengthened its leadership across key toy categories, ranking number one globally in Dolls, Vehicles, and Infant, Toddler & Preschool. Hot Wheels is on track for its ninth consecutive growth year, the company has continued to build momentum in Action Figures, and successfully launched Mattel Brick Shop. A partner of choice for major entertainment companies, Mattel has earned several new or renewed entertainment licenses, including Disney Princess and Frozen, Teenage Mutant Ninja Turtles, Toy Story, KPop Demon Hunters, and DC, among others.

The company has also expanded its brands into new entertainment verticals, including film, television, consumer products, digital games, live events and experiences, and publishing. Mattel Studios’ first theatrical release, Barbie, became the number one global box office film of 2023 and Warner Bros. Pictures’ highest-grossing movie of all time, and Mattel Studios continues to expand its film slate. Mattel has accelerated its expansion into digital gaming with the full ownership of Mattel163, advancing its mobile game development, publishing, and digital customer acquisition capabilities. The company has also restructured and diversified its supply chain, driving increased productivity and efficiency across its global manufacturing footprint. Mattel has significantly increased free cash flow and strengthened its balance sheet, returning to an investment-grade credit rating and resuming share repurchases.

About Roger Lynch

Mr. Lynch has extensive experience overseeing companies with global brand portfolios and creating innovative business models that embrace technological change. He currently serves as Chief Executive Officer of Condé Nast, the global media company, reaching more than one billion consumers in 32 markets worldwide. He transformed Condé Nast with growth in subscriptions, video, live experiences, commerce, and strategic partnerships, alongside continued investment in world-class journalism and technology. During Mr. Lynch’s tenure, the company achieved sustained revenue and profit growth while expanding its global reach and cultural influence.

Previously, Mr. Lynch served as President and Chief Executive Officer of Pandora, then the largest music streaming service in the U.S., and before that, as the founding CEO of Sling TV (owned by DISH Network), where he led the creation, launch, and scaling of the then largest U.S. over-the-top television service. Prior to joining DISH, Mr. Lynch served as Chairman and CEO of Video Networks International, Ltd., an IPTV technology company in the U.K. He also previously served as President and CEO of Chello Broadband N.V., a broadband Internet service provider with operations in ten European countries.

Mr. Lynch currently serves on the Board of Directors of Condé Nast, the US China Business Council, the Partnership for New York City, the News Media Alliance, and the Councilors of the Dornsife College of Letters, Arts and Sciences at the University of Southern California. He received his Master of Business Administration with the highest distinction from the Tuck School of Business at Dartmouth College and his Bachelor of Science in Physics from the University of Southern California.

About Diana Ferguson

Ms. Ferguson has served on Mattel’s Board of Directors since 2020. She brings extensive leadership, finance, strategy, human capital management, and consumer products experience, including serving as Chief Financial Officer for several consumer products companies, as well as significant public company board experience. Ms. Ferguson currently serves as Principal of Scarlett Investments, LLC and as a director and Governance Committee Chair of Gartner, Inc., and Chair of the Board and Compensation & Talent Committee of Sally Beauty Holdings, Inc. She also currently chairs Mattel’s Audit Committee.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts or by their nature are uncertain, and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs, transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which, coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products; (xiv) the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties; (xv) the ability to successfully develop, publish, and commercialize digital games; (xvi) the ability to attract and retain talented employees and adapt to evolving workplace models; (xvii) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xviii) tariffs, tariff-related developments, including refunds, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xix) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities, such as the conflict in the Middle East, or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xx) failure to realize the planned benefits from any investments or acquisitions made by Mattel, including Mattel163; (xxi) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xxii) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xxiii) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxiv) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence; (xxv) the potential impact of the development, use, and integration of artificial intelligence and machine learning technologies in

Mattel’s business and products; (xxvi) the sufficiency of additional controls and procedures that Mattel has implemented to remediate the prior material weakness in Mattel’s internal control over financial reporting, additional material weaknesses or other deficiencies in the future, or the failure to maintain an effective system of internal control; and (xxvii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

About Mattel

Mattel is a leading global play and family entertainment company and owner of one of the most iconic brand portfolios in the world. We engage consumers and fans through our franchise brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, Matchbox®, Monster High®, and Polly Pocket®, as well as other popular properties that we own or license in partnership with global entertainment companies. Our offerings include toys, content, consumer products, digital and live experiences. Our products are sold in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering generations to explore the wonder of childhood and reach their full potential. Visit us at mattel.com.

Press Contact

Catherine Frymark

catherine.frymark@mattel.com

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